Exhibit 5.1

[Letterhead of Drinker Biddle & Reath LLP]

December 20, 2017

Pennsylvania Real Estate Investment Trust

200 South Broad Street

Philadelphia, PA 19102-3803

Ladies and Gentlemen:

We have acted as counsel to Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust (the “Trust”), in connection with the preparation and filing with the Securities and Exchange Commission of the Trust’s registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended, with respect to the contemplated issuance by the Trust from time to time of (i) common shares of beneficial interest in the Trust, par value $1.00 per share (the “Shares”), (ii) preferred shares of beneficial interest in the Trust (the “Preferred Shares”), (iii) senior debt securities of the Trust (the “Senior Debt Securities”), (iv) senior subordinated debt securities of the Trust (the “Senior Subordinated Debt Securities”), (v) subordinated debt securities of the Trust (the “Subordinated Debt Securities” and, together with the Senior Debt Securities and the Senior Subordinated Debt Securities, the “Debt Securities,” each of which is to be issued pursuant to respective indentures between the Trust and an indenture trustee (the “Indentures”)), (vi) warrants to purchase Shares, Preferred Shares, Debt Securities, Depositary Shares (as defined below), Rights (as defined below) or any combination thereof as shall be designated by the Trust at the time of the offering (the “Warrants”) and to be issued pursuant to the terms of one or more warrant agreements (the “Warrant Agreements”), (vii) shareholder rights (the “Rights”) to be issued pursuant to the terms of one or more rights agreements (the “Rights Agreements”), (viii) depositary shares (the “Depositary Shares”) representing fractional interests in Preferred Shares to be issued under one or more depositary agreements (the “Depositary Agreements”), and (ix) units consisting of any combination of the foregoing securities (the “Units”) and to be issued pursuant to one or more unit agreements (the “Unit Agreements”). Collectively, the Shares, Preferred Shares, Debt Securities, Warrants, Rights, Depositary Shares and Units are referred to as the “Securities.”

For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the forms of indenture filed as exhibits to the Registration Statement, the Amended and Restated Trust Agreement and the By-laws of the Trust, each as amended through the date hereof, resolutions adopted by the Trust’s Board of Trustees, a Subsistence Certificate from the Secretary of State of the Commonwealth of Pennsylvania dated December 14, 2017 (the “Subsistence Certificate”) and such other agreements, instruments, documents and records relating to the Trust and the issuance and sale of the Securities as we have deemed appropriate. In all such examinations, we have assumed the legal capacity of each natural person signing any of the documents and records examined by us, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies, and the accuracy and completeness of all records and other information made available to us by the Trust. To the extent our opinions below are dependent on the existence and good standing under the laws of the Commonwealth of Pennsylvania, we have relied exclusively on the Subsistence Certificate.

Based on the foregoing and consideration of such questions law as we have deemed relevant, and subject to the qualifications expressed below, we are of the opinion that:

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December 20, 2017

1. The Shares, including for the avoidance of doubt any Shares forming part of a Unit, when the terms of the issuance and sale thereof have been duly approved by the Board of Trustees of the Trust in conformity with the Trust’s Trust Agreement and By-laws, and when issued and delivered against payment therefor, and if issued upon the exercise or conversion of any Preferred Shares, Debt Securities, Warrants or Rights, when issued and delivered as contemplated by the terms thereof and of the applicable Preferred Share designation, Indenture, Warrant Agreement or Rights Agreement relating thereto, will be validly issued and purchasers thereof will have no obligation to make payments to the Trust or its creditors (other than the purchase price for the Securities) or contributions to the Trust or its creditors solely by reason of the purchasers’ ownership of the Securities.

2. Upon the fixing of the designations and relative rights, preferences, privileges, qualifications, limitations and restrictions of any series of Preferred Shares, including for the avoidance of doubt any Preferred Shares underlying any Depositary Shares or forming part of a Unit, by the Board of Trustees of the Trust and proper and valid filing with the Secretary of the Commonwealth of Pennsylvania of an amendment to the Trust’s Trust Agreement setting forth such designations and relative rights, preferences, privileges, qualifications, limitations and restrictions, if any, with respect to such series of Preferred Shares, all in conformity with the Trust’s Trust Agreement, By-laws and applicable law and upon the approval by the Board of Trustees of the Trust of the terms of the issuance and sale thereof, all necessary business trust action on the part of the Trust will have been taken to authorize the issuance and sale of such series of Preferred Shares, and when such Preferred Shares are issued and delivered against payment therefor, and, if issued upon the exercise or conversion of any Debt Securities, Warrants or Rights, when issued and delivered as contemplated by the terms thereof and of the applicable Indenture, Warrant Agreement or Rights Agreement relating thereto, such Preferred Shares will be validly issued and purchasers thereof will have no obligation to make payments to the Trust or its creditors (other than the purchase price for the Securities) or contributions to the Trust or its creditors solely by reason of the purchasers’ ownership of the Securities.

3. When (a) the issuance, execution and delivery by the Trust of the applicable Indenture and related Debt Securities have been duly approved by all necessary business trust action on the part of the Trust, (b) the applicable Indenture has been duly executed and delivered by the Trust and duly authorized, executed and delivered by the trustee of such Indenture in the form filed as an exhibit to the Registration Statement or, pursuant to the applicable rules of the Securities and Exchange Commission, on a Form 8-K, (c) the terms of the Debt Securities and their issue and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or agreement or instrument then binding on the Trust, and (d) the Debt Securities have been duly executed and authenticated in accordance with the terms of the applicable Indenture and issued and paid for as contemplated in the Registration Statement, the applicable supplement to the prospectus included in the Registration Statement, and any underwriting, purchase or similar agreement, and, if issued upon the exercise of any Warrants or Rights, when issued and delivered as contemplated by the terms thereof and of any applicable Warrant Agreement or Rights Agreement relating thereto, the Debt Securities, including for the avoidance of doubt any Debt Securities forming part of a Unit, will constitute binding obligations of the Trust, enforceable against the Trust in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws now or hereafter in effect affecting creditors’ rights generally and (ii) general principals of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

4. When (a) the issuance, execution and delivery by the Trust of any Warrants shall have been duly authorized by all necessary business trust action of the Trust, (b) the Warrant Agreement relating thereto shall have been duly executed and delivered by the Trust, shall have been duly authorized, executed and delivered by the other party or parties thereto and shall have been entered into in compliance with any applicable law or agreement or instrument then binding on the Trust and (c) such Warrants shall have been

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December 20, 2017

duly executed and delivered by the Trust and paid for as contemplated in the Registration Statement, the applicable supplement to the prospectus included in the Registration Statement, any underwriting, purchase or similar agreement, and the Warrant Agreement relating thereto, and, if issued upon the exercise of any Rights, when issued and delivered as contemplated by the terms thereof and of any applicable Rights Agreement relating thereto, such Warrants, including for the avoidance of doubt any Warrants forming part of a Unit, will be validly issued and will constitute binding obligations of the Trust, enforceable against the Trust in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws now or hereafter in effect affecting creditors’ rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

5. When (a) the issuance, execution and delivery by the Trust of any Rights shall have been duly authorized by all necessary business trust action of the Trust, (b) the Rights Agreement relating thereto shall have been duly executed and delivered by the Trust and duly authorized, executed and delivered by the other party or parties thereto and shall have been entered into in compliance with any applicable law or agreement or instrument then binding on the Trust, and (c) such Rights shall have been duly executed and delivered by the Trust and paid for as contemplated in the Registration Statement, the applicable supplements to the prospectus included in the Registration Statement, any underwriting, purchase or similar agreement, and the Rights Agreement relating thereto, and, if issued upon the exercise of any Warrants, when issued and delivered as contemplated by the terms thereof and of any applicable Warrant Agreement relating thereto, such Rights, including for the avoidance of doubt any Rights forming part of a Unit, will be validly issued and will constitute binding obligations of the Trust, enforceable against the Trust in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws now or hereafter in effect affecting creditors’ rights generally, and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

6. When (a) the issuance, execution and delivery by the Trust of any Depositary Shares shall have been duly authorized by all necessary business trust action of the Trust, (b) the Depositary Agreement relating thereto shall have been duly executed and delivered by the Trust and duly authorized, executed and delivered by the other party or parties thereto and shall have been entered into in compliance with any applicable law or agreement or instrument then binding on the Trust, (c) each of the assumptions expressed above in paragraph 2 with respect to the Preferred Shares underlying the Depositary Shares are true, (d) the Preferred Shares underlying the Depositary Shares have been deposited by the Trust with the depository under the Depositary Agreement, (e) such Depositary Shares shall have been delivered by the Trust and paid for as contemplated in the Registration Statement, the applicable supplements to the prospectus included in the Registration Statement, any underwriting, purchase or similar agreement, and the Depositary Agreement related thereto, and, if issued upon the exercise of any Warrants or Rights, when issued and delivered as contemplated by the terms thereof and of any applicable Warrant Agreement or Rights Agreement relating thereto, such Depositary Shares, including for the avoidance of doubt any Depositary Shares forming part of a Unit, will be legally issued and will entitle the holders thereof to the rights specified therein and the Depositary Agreement pursuant to which they are issued.

7. When (a) the issuance, execution and delivery by the Trust of any Units shall have been duly authorized by all necessary business trust action of the Trust, (b) the Unit Agreement relating thereto shall have been duly executed and delivered by the Trust and duly authorized, executed and delivered by the other party or parties thereto and shall have been entered into in compliance with any applicable law or agreement or instrument then binding on the Trust, and (c) such Units shall have been duly executed and delivered by the Trust and paid for as contemplated in the Registration Statement, the applicable supplements to the prospectus included in the Registration Statement, any underwriting, purchase or similar agreement and the Unit Agreement relating thereto, and, if issued upon the exercise or of any Rights, when

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December 20, 2017

issued and delivered as contemplated by the terms thereof and of any applicable Rights Agreement relating thereto, such Units will be validly issued and will constitute valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws now or hereafter in effect affecting creditors’ rights generally, and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, (i) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded, (ii) there shall not have occurred any change in law affecting the validity or enforceability of such Security, and (iii) upon the issuance of any Shares or Preferred Shares, including any Preferred Shares underlying Depositary Shares and any Shares or Preferred Shares issuable upon the conversion or exercise of another Security, the total number of Shares and Preferred Shares, respectively, issued and outstanding will not exceed the total number of Shares and Preferred Shares, respectively, that the Trust is then authorized to issue under its Trust Agreement and By-laws. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Trust with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Trust, or any restriction imposed by any court or governmental body having jurisdiction over the Trust. We express no opinion concerning the laws of any jurisdiction other than (i) the law of the Commonwealth of Pennsylvania and (ii) solely with respect to the Indentures, the law of the State of New York.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or under the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/ Drinker Biddle & Reath LLP
DRINKER BIDDLE & REATH LLP